UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 22, 2012

NYXIO TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137160	98-0501477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2156 NE Broadway, Portland, Oregon	97232
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-436-6996

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to Articles of Incorporation

On March 23, 2012, Nyxio Technologies Corporation, a Nevada corporation (the “Company”) received confirmation of the acceptance by the Nevada Secretary of State of a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”).  The Certificate of Amendment amends Article 3 of the Company’s Articles of Incorporation to authorize the issuance of up to 1,500 shares of preferred stock, par value $0.01 per share, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors from time to time. As set forth in Item 5.07 below, the Company’s shareholders approved the Certificate of Amendment at a special meeting of shareholders held on March 22, 2012.  A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1(a) and incorporated herein by reference.

Certificate of Designation - Series A Preferred Stock

On March 23, 2012, the Company received confirmation of the acceptance by the Nevada Secretary of State of a Certificate of Designation to the Company’s Articles of Incorporation containing a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”).  The Certificate of Designation authorizes a series of preferred stock designated as “Series A Preferred Stock” and authorizes the issuance of 1,100 shares thereof.  A copy of the Certificate of Designation is filed herewith as Exhibit 3.1(b) and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On March 22, 2012, the Company held a special meeting of shareholders (the “Special Meeting”) to approve: (i) the Certificate of Amendment to authorize the issuance of up to 1,500 shares of preferred stock, par value $0.01 per share (“Proposal 1”); and (ii) the Company’s 2012 Equity Incentive Plan (“Proposal 2”).  The Company’s Board of Directors previously approved Proposals 1 and 2 subject to shareholder approval.

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constituted a quorum for the transaction of business at the Special Meeting.  As of the record date, February 29, 2012, there were 37,700,000 shares of the Company’s common stock outstanding.  At the Special Meeting, there were 21,234,996 shares, or approximately 56.33%, of common stock represented in person or by proxy.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders at the Special Meeting.  For more information on the following proposals, see the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 12, 2012.

Proposal 1:	To approve a certificate of amendment to the Company’s Articles of Incorporation to authorize the issuance of up to 1,500 shares of preferred stock, par value $0.01 per share.

For	Against	Abstain
20,732,058	356,461	146,477

Proposal 2:	To approve and adopt the Company’s 2012 Equity Incentive Plan.

For	Against	Abstain
20,761,872	353,922	119,202

SECTION 9 -  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1(a)	Certificate of Amendment to Articles of Incorporation
3.1(b)	Certificate of Designation to Articles of Incorporation - Series A Preferred Stock
99.1	Nyxio Technologies Corporation 2012 Equity Incentive Plan

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYXIO TECHNOLOGIES CORPORATION

Date: March 26, 2012	By:	/s/ Mirjam Metcalf
Mirjam Metcalf
Chief Financial Officer